UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2016

VIOLIN MEMORY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36069	20-3940944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4555 Great America Parkway, Santa Clara, California		95054
(Address of principal executive offices)		(Zip Code)

(650) 396-1500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 28, 2016, Cheemin Bo-Linn, a member of the Board of Directors (the “Board”) of Violin Memory, Inc. (“Violin”), advised Violin that she would not stand for election as a Class III director of the Board during Violin’s 2016 annual meeting of stockholders (the “Annual Meeting”).

Item 8.01 Other Events.

The Board has determined to nominate Kevin A. DeNuccio, Violin’s President and Chief Executive Officer, Georges A. Antoun, and Bruce H. Grant to stand for election as Class III directors of the Board during the Annual Meeting. Messrs. DeNuccio and Antoun currently are Class III directors, and Mr. Grant is nominated to replace Ms. Bo-Linn.

Mr. Grant is the chairman of Applied Value LLC, a management consulting firm with offices in New York and Stockholm that specializes in cost and capital efficiency. Mr. Grant also is the chairman of Garden Growth Capital LLC and Garden Growth Industries AB, investment firms that acquire ownership positions in public and private companies, and Applied Venture Capital LLC, which invests in early stages of private companies.

Mr. Grant is the beneficial owner of nearly 10% of Violin’s common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Violin Memory, Inc.

Date: May 2, 2016	By:	/s/ Cory Sindelar
Cory Sindelar, Chief Financial Officer